Exhibit 99.1

First Wave BioPharma Chairman and CEO Issues Letter to Shareholders Highlighting Recent Accomplishments and Outlook for 2024

Multiple clinical and development milestones anticipated in 2024, including initiation of Phase 3 clinical trial investigating latiglutenase in celiac disease in the event the company closes its potential merger transaction with ImmunogenX

BOCA RATON, FL., January 4, 2024 – First Wave BioPharma, Inc., (NASDAQ: FWBI), (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that James Sapirstein, Chairman and CEO of First Wave BioPharma, has issued a Letter to Stockholders highlighting the Company’s recent accomplishments and plans for 2024. The full text of the letter follows.

A MESSAGE FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

To my fellow stockholders,

Strong Strategic Rationale and Operational Fit for Anticipated Business Combination with ImmunogenX

The close of 2023 has been an exciting period for First Wave BioPharma, highlighted by the recently announced potential business combination with ImmunogenX. We recently announced a non-binding term sheet with ImmunogenX and are currently in negotiations for a definitive agreement. In the event this potential transaction is completed, we will gain access to Phase 3-ready latiglutenase, a potentially first-in-class, targeted, oral biotherapeutic for celiac disease, and a team of visionary scientists led by Jack Syage, Ph.D., who is expected to become our President and Chief Operating Officer, and Professor Chaitan Khosla, who completed the seminal work leading to the discovery of latiglutenase at Stanford University.

Any definitive agreement with respect to the potential transaction and completion of the transaction would be subject to approval by the respective parties to that definitive agreement, including approval by our board of directors and/or stockholders, approval by ImmunogenX’s stockholders, various regulatory approvals, and the combined company having sufficient capital to carry out the planned businesses.

Concurrent Strategic Pharma Commercial Agreement and Institutional Investment Anticipated in 1H’24

Additionally, in the event the Company closes the potential ImmunogenX transaction, we would expect to concurrently announce a significant non-dilutive financial investment from a strategic global pharmaceutical company for commercial rights to latiglutenase in the United States and Canada, as well as financing commitments from several institutional investors to fund the drug’s development. These expected investments are based on the potential of latiglutenase to be a first-to-market treatment for celiac disease, a GI-disorder that impacts approximately three million people in the U.S. and for which no approved pharmacologic treatment currently exists.

Latiglutenase: A Phase 3 Ready Asset for Celiac Disease Addressing a Major Unmet Clinical Need

The Phase 3 clinical development plan for latiglutenase has been reviewed by the GI Division of the U.S. Food and Drug Administration (FDA), with initiation of the Phase 3 trials expected in the second half of 2024. This timing could enable latiglutenase to enter the multibillion-dollar celiac disease market by 2027.

In the event the Company closes the potential transaction with ImmunogenX, First Wave BioPharma could become a Phase 3 company with a drug technology that, upon successful completion of the trials and approval by the FDA, could be first-to-market for a GI disease that impacts millions of people and where no approved therapy exists.

We believe this possibility, on its own, offers the potential to substantially enhance the value of First Wave BioPharma for our stockholders given the numerous development and regulatory milestones expected with the latiglutenase program in 2024 and beyond, in the event the Company closes the potential transaction with ImmunogenX. But it is not the only substantial growth opportunity for our company.

Capeserod: A Phase 2 Asset Licensed from Sanofi with Applications in Multi-Billion Dollar GI Indications

Prior to our discussions with ImmunogenX, we strengthened our GI-focused pipeline with the addition of capeserod, a selective 5-HT4 receptor partial agonist, from Sanofi. Artificial intelligence (AI)-empowered analyses indicate the drug’s prokinetic mechanism of action has potential applications for several gastrointestinal disorders in multibillion-dollar markets, such as gastroparesis, where there are significant unmet clinical needs and no commercially available therapies without serious side effects. Based on these analyses and buoyed by capeserod’s strong safety profile, we are moving rapidly to initiate Phase 2 clinical trials in 2024 and will be liaising with the FDA to establish the best developmental and regulatory pathway forward.

Niclosamide: Streamlining Our Clinical Pipeline

In late December, we announced the signing of a non-binding term sheet to sell our niclosamide inflammatory bowel disease (IBD) program to an undisclosed biopharmaceutical company. The non-binding term sheet includes a low seven-figure payment to First Wave BioPharma along with economics related to future milestones and royalties.

We believe niclosamide has potential as a non-steroidal anti-inflammatory therapy for the treatment of mild-to-moderate IBDs. However, we made the strategic decision to streamline our development pipeline following the in-licensing of Phase 2-ready capeserod from Sanofi and the pending addition of Phase 3-ready latiglutenase. If completed, we believe this transaction would allow us to focus our development efforts on those assets, while providing the potential to infuse our company with additional, non-dilutive capital.

First Wave BioPharma: A Diversified Late-Stage Clinical Portfolio with Three GI Assets

In the event the Company closes the potential transaction with ImmunogenX, latiglutenase and capeserod will headline a late-stage GI pipeline that is unrivaled by other companies of similar size to First Wave. Add to that, ongoing analyses of the adrulipase Phase 2 data have been promising and suggest potential opportunities to advance the program. We plan to request a meeting with the FDA in Q1’2024 to discuss the data and a clinical development plan given the shortcomings with current treatments for exocrine pancreatic insufficiency in patients with cystic fibrosis and chronic pancreatitis.

For our stockholders…

This is a very exciting time in the growth and evolution of First Wave BioPharma, and we are working diligently to advance our multiple, late-stage development programs to bring relief to patients living daily with the often painful, dangerous and discomforting symptoms inherent to gastrointestinal disease.

2024 has the potential to be a year of significant growth for First Wave BioPharma, and once again, I thank all of our stockholders for your continued support.

Sincerely,

James Sapirstein

Chairman and CEO

First Wave BioPharma, Inc.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple late-stage clinical programs built around three proprietary technologies – capeserod, a selective 5-HT4 receptor partial agonist which First Wave will develop for gastrointestinal (GI) indications; the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency; and niclosamide, an oral small molecule with anti-inflammatory properties for patients with inflammatory bowel diseases such as ulcerative colitis and Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether the sale of niclosamide, the potential transaction with ImmunogenX and any concurrent financing or licensing transaction, or any other contemplated transaction, may be completed with different terms, in an untimely manner, or not at all; whether the Company will be able to realize the benefits of the proposed transactions described herein; the Company’s ability to integrate the assets and commercial operations contemplated to be acquired from ImmunogenX into the Company’s business; whether the closing conditions can be met or the definitive agreements can be executed for the sale of niclosamide, the transaction with ImmunogenX, any concurrent financing or licensing transaction, or any other contemplated transaction, whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com